Exhibit 4.3

LifeHarborSM series, AssetMark guaranteed income annuity participation form from Genworth Life and Annuity Insurance Company

Genworth Life & Annuity 6610 West Broad Street Richmond, VA 23230 Tel: 866 447.2530	Page 1 of 4 Use this form to request participation in the LifeHarbor series, AssetMark guaranteed income annuity.

Investment account number

Investment strategy name/number

APL ID number Internal use only

Certificate owner information

¡ Individual	¡ Joint	¡ Trust or custodial account

	Certificate owner/trust name Last, First, M.I.	Birth/trust date	¡ Male ¡ Female ¡ Entity
	•	•
Address

•
	City	State	Zip

	•	•	•
	Country of citizenship If non-U.S. citizen	Social Security/Tax ID Number

	•	•

If the certificate owner is a natural person, only his or her spouse can be the joint certificate owner.	Joint spousal owner name Last, First, M.I.		¡ Male ¡ Female
•
	Address	Birth date

	•	•
	City	State	Zip

	•	•	•
	Country of citizenship If non-U.S. citizen	Social Security Number

	•	•

Participant information
The participant is the person on whose life expectancy the guaranteed income payments are based.

If the owner type indicated above is individual, you may name the owner’s spouse as the joint participant. Individual owners are automatically the participant.

If the owner type indicated above is joint, do not complete this section. Joint owners are automatically the participant and joint participant.

If the owner type indicated above is a trust, you must name a participant below. You may name the spouse of the participant as the joint participant.

Participant

	Participant name Last, First, M.I.		¡ Male ¡ Female
•
	Social Security Number	Birth date

	•	•
Country of citizenship If non-U.S. citizen

•

Joint participant May only be spouse of participant

	Joint participant name Last, First, M.I.		¡ Male ¡ Female
•
	Social Security Number	Birth date

	•	•
Country of citizenship If non-U.S. citizen

•

LifeHarborSM series, AssetMark guaranteed income annuity participation form Page 2 of 4

Investment account

Type of funds Select one Qualified funds ¡ Inherited IRA ¡ Traditional IRA ¡ Rollover IRA ¡ Roth IRA ¡ Non-qualified funds

Beneficiary information

You must name at least

one beneficiary.

If this is a joint account,

you may not name the joint

owner as beneficiary.

Additional beneficiary

designations may be made

on a separate sheet of paper

signed by the owner(s).

If no allocation percentage

is indicated, we will assume

equal distribution among

all beneficiaries.

If an allocation is made, but

is less than 100%, we will

make the distribution as

indicated and will assume

equal distribution for any

remaining amount among

all beneficiaries.

	Beneficiary name Last, First, M.I.	Birth date	¡ Male ¡ Female ¡ Entity
	•	•
Address
•
	City	State	Zip
	•	•	•
	Social Security Number	Percentage of death benefit
	•	%
Relationship to participant
•
	Beneficiary name Last, First, M.I.	Birth date	¡ Male ¡ Female ¡ Entity
	•	•
Address
•
	City	State	Zip
	•	•	•
	Social Security Number	Percentage of death benefit
	•	%
Relationship to participant
•

State disclosure
RESIDENTS OF ALL STATES EXCEPT CALIFORNIA, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

CALIFORNIA RESIDENTS PLEASE NOTE: For your protection, California law requires the following to appear on this form. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

California residents age 65 and older Please initial, indicating you have read each statement that applies to you.

The certificate will provide for a period of no less than 30 days after delivery during which you may return it for a refund of any asset changes collected. Submit your request to: Genworth Life and Annuity Insurance Company, P.O. Box 40012, Lynchburg, VA 24506.

X                Owner(s) initials Advisement of consequences in the sale or liquidation of assets:

I have been advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity or other asset used to fund the purchase of a life or annuity product may involve tax consequences, early withdrawal penalties, or other costs or penalties associated with the sale or liquidation of the asset. I have also been advised by the agent to obtain the advice of independent legal or financial counsel before selling any assets and before purchasing the life or annuity product.

X Owner(s) initials Medi-Cal notice: If I am purchasing a financial product on the basis of its treatment under the Medi-Cal program, I have been advised that I do not have to use up all of my savings before applying for Medi-Cal and that under certain conditions I am allowed to keep specific amounts as monthly income.

42523 12/19/07

X                Owner(s) initials At home pre-solicitation notice:

The sale of these financial products was not conducted in my home. Or …

X                Owner(s) initials The sale of these financial products was conducted in my home and I received, in writing, no less than 24 hours prior to the agent’s visit, or if I have an existing insurance relationship with the agent and requested the meeting the same day, just prior to the meeting, a notice informing me of the pertinent details surrounding the products I was going to be presented, my rights to have others present at the presentation, my right to contact the Department of Insurance for information or to file a complaint, and the names, title and insurance license information of all individuals coming to my home.

LifeHarborSM series, AssetMark guaranteed income annuity participation form

Signature section
Certificate owner signature

I hereby request a guaranteed income annuity certificate under the contract issued by Genworth Life & Annuity to AssetMark Investment Services, Inc. I understand that upon acceptance of this participation form by Genworth Life & Annuity, I will be bound by the provisions and entitled to the benefits of the certificate. I represent to the best of my knowledge that all statements set forth in this form are full, complete, and true as written and are correctly recorded. I have received and read the applicable product prospectus. I have read and understand the state disclosures on page 2. I have been advised to consult with a tax professional concerning the taxation of any annuity payments that I may receive under the certificate.

By signing this participation form, I acknowledge that:

• I have discussed this product with my investment professional and/or tax adviser and believe the selections meet my insurance needs, financial objectives and risk tolerance.

•   I have received and read the applicable product prospectus, which describes the LifeHarbor Guaranteed Income Annuity, and the available Asset Allocation Models, and AssetMark’s advisory brochures, which provide additional important information about AssetMark, it’s services and role.

•   I will attempt to remain a client of an investment adviser of my choosing during the life of this investment. I understand that if I no longer have an investment adviser (such as might happen, for example, if I terminate my adviser or if my adviser retires and a new adviser does not take over that business), my account will be frozen so that no changes to the Asset Allocation Models, (including changes to investment options and allocations), will be implemented for my account until I again have an investment adviser. I also understand that by not implementing those recommended changes to the Asset Allocation Models, my account may experience lower performance or higher risk compared to what would have otherwise been the case. For that reason, I realize that hiring a new adviser as soon as possible would be in my best interest.

•   I may utilize investment tools made available by AssetMark for selecting an Asset Allocation Model. I understand that it is my decision, in consultation with my investment professional, to select a Model. I understand that AssetMark Investment Services, Inc (AssetMark) serves as my investment adviser for the sole purpose of providing the Asset Allocation Models, and does not provide me with any investment advice with respect to the selection of any Model.

• I understand that there is a risk of loss of my investment from market declines regardless of the Asset Allocation Model used in the Asset Allocation Program.

•   I understand that the Asset Allocation Models will be analyzed from time to time and, as a result, investment options may be added or deleted from a Model, and/or the weightings of the investment options may change. These investment options may be different from those available now and in the future. I have read the prospectus and understand that the Asset Allocation Models may be updated from time to time. I understand that AssetMark will follow instructions from my investment adviser with respect to any changes to my account, and will assume my consent to any changes if I or my investment adviser do not object after prior notice of a change from AssetMark.

• I understand that I will receive transaction confirmations of any Asset Allocation Model updates.

• I understand that I may transfer from an Asset Allocation Model at any time, however, doing so may cause the forfeiture of benefits available under the LifeHarbor Guaranteed Income Annuity.

Your signature indicates you have read and understand all sections of this form. If you are a Trustee, Attorney-in-Fact, Guardian, Conservator or other Fiduciary, you must sign in your capacity (e.g. Jane Smith, Trustee) and attach relevant legal documentation.	Certificate owner signature	Date
	X	•
	Capacity If applicable	Name of state where signed
	•	•

	Joint certificate owner signature	Date
	X	•
Capacity If applicable
•

LifeHarborSM series, AssetMark guaranteed income annuity participation form

Representative signature

By signing, I certify that the above signature(s) are genuine and that all information contained in this election form is true to the best of my knowledge and belief.

Broker/dealer name

•
Representative name Last, First, M.I. Please print	Licensing number Required in FL

•	•
Social Security Number	Telephone number

•	•
Representative signature	Date

X	•

Mailing instructions Please return all pages

For accounts held at Pershing	For accounts held at Genworth
Advisor Solutions, Fiserv ISS	Financial Trust Company:
or Fidelity:	Genworth Financial Trust Company
AssetMark Investment Services, Inc.	P.O. Box 80007
Account Operations - Box 250	Phoenix, AZ 85060
2300 Contra Costa Blvd.	Tel: 800 664.5345
Pleasant Hill, CA 94523	Fax: 602 277.0202
Tel: 800 664.5354
Fax: 925 521.1050